EXHIBIT 99.1

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

Index

Report of Independent Registered Public Accounting Firm	F–1

Consolidated Balance Sheets	F–2

Consolidated Statements of Operations	F–3

Consolidated Statements of Stockholders’ Deficit	F–4

Consolidated Statements of Cash Flows	F–5

Notes to the Consolidated Financial Statements	F–6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Quest Water Solutions Inc.
(A development stage company)

We have audited the accompanying consolidated balance sheet of Quest Water Solutions Inc. (a development stage company) as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2010, period from February 20, 2009 (date of inception) to December 31, 2009, and accumulated from February 20, 2009 (date of inception) to December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2010 and 2009, and the consolidated results of its operations and its cash flows for the year ended December 31, 2010, period from February 20, 2009 (date of inception) to December 31, 2009, and accumulated from February 20, 2009 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has incurred operating losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“DMCL”

Dale Matheson Carr-Hilton Labonte LLP
Chartered Accountants

Vancouver, Canada

January 3, 2012

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Consolidated Balance Sheets
(Expressed in US dollars)

	December 31 2010	December 31 2009
	$	$

ASSETS

Current assets

Cash	11,076	541
Prepaid expenses	20,000	–
Note receivable (Note 3)	–	28,418

Total current assets	31,076	28,959

Due from related party (Note 7)	43,016	43,016
Property and equipment (Note 4)	6,928	8,818

Total assets	81,020	80,793

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities

Accounts payable	114,737	70,822
Accrued liabilities	10,247	20,000
Convertible note payable, net of unamortized discount of $28,477 (Note 5)	21,523	–
Loans payable (Note 6)	200,000	208,000
Due to related parties (Note 7)	506,026	325,421

Total current liabilities	852,533	624,243

Nature of operations and continuance of business (Note 1)
Subsequent events (Notes 2(a) 5 and 10)

Stockholders’ deficit

Common stock, unlimited number of common shares authorized, $0.0001 par value, 24,559,000 and 24,416,000 shares issued and outstanding, respectively	2,456	2,442

Additional paid-in capital	69,069	–

Common stock subscribed	10,000	–

Deficit accumulated during the development stage	(853,038)	(545,892)

Total stockholders’ deficit	(771,513)	(543,450)

Total liabilities and stockholders’ deficit	81,020	80,793

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Consolidated Statement of Operations
(Expressed in US dollars)

	Year ended December 31, 2010	Period from February 20, 2009 (date of inception) to December 31, 2009	Accumulated from February 20, 2009 (date of inception) to December 31, 2010
	$	$	$

Expenses

Advertising and promotion	2,193	7,516	9,709
Amortization	3,370	2,606	5,976
Automotive	12,413	5,013	17,426
Consulting fees	8,466	102,524	110,990
Foreign exchange loss (gain)	2,584	(81)	2,503
Management fees (Note 7)	180,000	180,000	360,000
Office and miscellaneous	11,900	24,266	36,166
Professional fees	38,765	85,918	124,683
Rent	24,604	30,786	55,390
Telephone	11,903	13,452	25,355
Travel	10,703	92,056	102,759

Loss before other income (expense)	(306,901)	(544,056)	(850,957)

Other income (expense)

Accretion of discount on convertible note payable (Note 5)	(4,856)	–	(4,856)
Interest expense on convertible note	(4,366)	(1,836)	(6,202)
Interest income	1,075	–	1,075
Gain on settlement of debt (Notes 8(a) and 8(b))	7,902	–	7,902

Total other income (expense)	(245)	(1,836)	(2,081)

Net loss	(307,146)	(545,892)	(853,038)

Net loss per share, basic and diluted	(0.01)	(0.02)

Weighted average shares outstanding	24,485,792	24,373,809

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Consolidated Statement of Stockholders’ Deficit
(Expressed in US dollars)

	Common stock		Additional paid-in capital $	Common stock subscribed $	Deficit accumulated during the development stage $	Total $
	Number	Amount $

Balance, February 20, 2009 (date of inception)	–	–	–	–	–	–

Common stock issued for cash at $0.0001 per share	24,416,000	2,442	–	–	–	2,442

Net loss for the period	–	–	–	–	(545,892)	(545,892)

Balance, December 31, 2009	24,416,000	2,442	–	–	(545,892)	(543,450)

Common stock issued for cash at $0.25 per share	80,000	8	19,992	–	–	20,000

Common stock issued to settle debt	63,000	6	15,744	–	–	15,750

Share subscriptions received	–	–	–	10,000	–	10,000

Fair value of beneficial conversion feature for convertible note payable	–	–	33,333	–	–	33,333

Net loss for the year	–	–	–	–	(307,146)	(307,146)

Balance, December 31, 2010	24,599,000	2,456	69,069	10,000	(853,038)	(771,513)

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Consolidated Statement of Cash Flows
(Expressed in US dollars)

	Year ended December 31, 2010	Period from February 20, 2009 (date of inception) to December 31, 2009	Accumulated from February 20, 2009 (date of inception) to December 31, 2009
	$	$	$

Operating Activities:

Net loss for the period	(307,146)	(545,892)	(853,038)

Adjustments to reconcile net loss to net cash used in operating activities:

Accretion of discount on convertible note payable	4,856	–	4,856
Amortization	3,370	2,606	5,976
Gain on settlement of debt	(7,902)	–	(7,902)

Changes in operating assets and liabilities:

Prepaid expenses	(20,000)	–	(20,000)
Accounts payable	39,567	90,822	130,389
Accrued liabilities	10,247	–	10,247
Due to/from related parties	180,605	282,405	463,010

Net cash used in operating activities	(96,403)	(170,059)	(266,462)

Investing Activities:

Note receivable	28,418	(28,418)	–
Purchase of property and equipment	(1,480)	(11,424)	(12,904)

Net cash used in investing activities	26,938	(39,842)	(12,904)

Financing Activities:

Proceeds from convertible note	50,000	–	50,000
Repayment of loans payable	–	208,000	208,000
Proceeds from issuance of shares	30,000	2,442	32,442

Net cash provided by financing activities	80,000	210,442	290,442

Increase in cash	10,535	–	11,076

Cash, beginning of period	541	–	–

Cash, end of period	11,076	541	11,076

Non-cash investing and financing activities:
Common stock issued to settle accounts payable	11,750	–	11,750
Common stock issued to settle loans payable	4,000	–	4,000

Supplemental disclosures:
Interest paid	–	1,586	1,586
Income tax paid	–	–	–

(The accompanying notes are an integral part of these consolidated financial statements)

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

1.	Nature of Operations and Continuance of Business

Quest Water Solutions Inc. (“Quest-Canada”) was incorporated under the laws of the province of British Columbia on February 20, 2009. Quest-Canada is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”, engaged in the water technology business committed to meeting the growing demand for fresh water in global areas of need.

These consolidated financial statements have been prepared on a going concern basis, which implies Quest-Canada will continue to realize its assets and discharge its liabilities in the normal course of business. As at December 31, 2010, Quest-Canada has a working capital deficiency of $821,457 and an accumulated deficit of $853,038. The continuation of Quest-Canada as a going concern is dependent upon the continued financial support from its shareholders, the ability of Quest-Canada to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding  Quest-Canada’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Quest-Canada be unable to continue as a going concern.

Quest-Canada’s plan for the next twelve months is to focus on expanding its product line into foreign markets and to obtain necessary equity financing to continue operations (see Note 10g). There can be no assurance that the Quest-Canada will be able to raise sufficient funds to pay the expected expenses for the next twelve months.

2.	Summary of Significant Accounting Policies

(a)	Basis of Presentation and Consolidation

These consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. As at December 31, 2010, the financial statements include the accounts of Quest-Canada and its wholly-owned subsidiary, Quest Water Solutions, Inc. (“Quest-US”), and its 88% owned inactive subsidiaries Agua Cuilo Lda., Cuilo Embalnages, Lda., and Cuilo Comercial, Lda. All inter-company balances and transactions have been eliminated on consolidation. The Company’s fiscal year-end is December 31.

Subsequent to the year ended December 31, 2010, Quest-Canada and Quest-US completed a corporate reorganization in anticipation of completing a listing of the company’s shares on the OTC market in the USA. The result of the reorganization was that Quest-US became the parent and sole shareholder of Quest-Canada and the stockholders of Quest-Canada became stockholders of Quest-US. The share reorganization was completed on September 12, 2011. The restructuring involved the settlement of intercompany debt between the common controlled entities by the issuance of shares concurrent with share exchanges and roll backs. As the transaction all occur through equity and eliminates  on consolidation detailed information of the restructuring has not been presented.

The term “Company” has been used in these consolidated financial statements for reference to either and/or both Quest-Canada and Quest-US where appropriate.

(b)	Use of Estimates

The preparation of these consolidated financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, recoverability of receivables, fair value of convertible debt, and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

(c)	Property and Equipment

Property and equipment are stated at cost. The Company amortizes the cost of property and equipment over their estimated useful lives at the following annual rates:

Computer equipment	45%	declining balance basis
Computer software	100%	declining balance basis
Furniture and equipment	20%	declining balance basis

(d)	Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment”, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

(e)	Financial Instruments and Fair Value Measures

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”) requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are relevant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, note receivable, accounts payable, accrued liabilities, convertible note payable, loans payable, and amounts due to/from related parties. Pursuant to ASC 820, the fair value of cash is determined based on “Level 1” inputs,. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

(f)	Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common stocks outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(g)	Comprehensive Loss

ASC 220, “Comprehensive Income,” establishes standards for the reporting and display of comprehensive income (loss) and its components in the financial statements. As at December 31, 2010 and 2009, the Company had no items representing comprehensive income/loss.

(h)	Foreign Currency Translation

Transactions in foreign currencies are translated into the currency of measurement at the exchange rates in effect on the transaction date. Monetary balance sheet items expressed in foreign currencies are translated into US dollars at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in income.

The Company’s integrated foreign subsidiaries are financially or operationally dependent on the Company. The Company uses the temporal method to translate the accounts of its integrated operations into US dollars. Monetary assets and liabilities are translated at the exchange rates in effect at the balance sheet date. Non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at average rates for the period, except for amortization, which is translated on the same basis as the related asset. The resulting exchange gains or losses are recognized in income.

(i)	Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2010 and 2009, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The Company is required to file federal and provincial income tax returns in Canada and federal, state and local income tax returns in the US, as applicable. The Company may be subject to a reassessment of federal and provincial income taxes by Canadian tax authorities for a period of three years from the date of the original notice of assessment in respect of any particular taxation year. For Canadian and US income tax returns, the open taxation year is 2009. In certain circumstances, the US federal statute of limitations can reach beyond the standard three year period. US state statutes of limitations for income tax assessment vary from state to state. Tax authorities of Canada and US have not audited any of the Company’s, or its subsidiaries’, income tax returns for the open taxation year noted above.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. During the years ended December 31, 2010 and 2009, there were no charges or provisions for interest or penalties.

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

2.	Summary of Significant Accounting Policies (continued)

(j)	Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 820, “Fair Value Measurements and Disclosures”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard was adopted on January 1, 2010 by the Company did not have a material effect on the Company’s consolidated financial statements. The disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures are effective for fiscal years beginning after December 15, 2010 which is not expected to have a material effect on the Company’s consolidated financial statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Note Receivable

As at December 31, 2009, an amount of $28,418 was owed from a non-related company.  The amount bears interest at 5% per annum, was secured by a promissory note, and was due on November 3, 2010. The note was repaid in full during the year ended December 31, 2010.

4.	Property and Equipment

	Cost	Accumulated Amortization	Net Carrying Value 2010	Net Carrying Value 2009
	$	$	$	$

Computer equipment	7,837	3,980	3,857	4,927
Computer software	1,673	950	723	836
Furniture and equipment	3,394	1,046	2,348	3,055

	12,904	5,976	6,928	8,818

5.	Convertible Note Payable

On October 1, 2010, the Company received proceeds of $50,000 and issued a convertible note which bears interest at 10% per annum, is unsecured, and due on October 1, 2011. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option at $0.15 per share of common stock. In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $33,333 as additional paid-in capital and an equivalent discount which will be charged to operations over the term of the convertible note up to its face value of $50,000. As at December 31, 2010, $4,856 had been accreted, increasing the carrying value of the convertible note to $21,523.

On October 7, 2011, the Company agreed to issue total 333,333 common stocks of the Company to settle the note.

6.	Loans Payable

(a)
On November 12, 2009, the Company received $200,000 from a non-related company which is non-interest bearing loan, secured by a promissory note, and personally guaranteed by the President and Vice President of the Company.   The loan was due on January 12, 2010 and remains outstanding.

(b)
As at December 31, 2009, the Company had two loans payable totaling $8,000 due to non-related individuals The loans are non-interest bearing, unsecured, and due on demand. On February 9, 2010, the Company issued 16,000 shares of common stock at $0.50 per share to settle $8,000 of loans payable. Refer to Note 8(b).

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

7.	Related Party Transactions

(a)	As at December 31, 2010, an amount of $225,228 (2009 – $146,631) is owed to the President of the Company, which is non-interest bearing, unsecured, and due on demand.

(b)	As at December 31, 2010, an amount of $280,798 (2009 - $178,791) is owed to the Vice President of the Company, which is non-interest bearing, unsecured, and due on demand.

(c)
As at December 31, 2010, an amount of $43,016 (2009 - $43,016) is due from a company controlled by the President of the Company.  The amount due  is non-interest bearing, unsecured, and due on demand. Refer to Note 10(f)

(d)	During the year ended December 31, 2010, the Company incurred a total of $180,000 (2009 - $180,000) in management fees to the President and Vice President of the Company.

8.	Common Stock

(a)	On January 31, 2010, the Company issued 47,000 shares of common stock at $0.25 per share to settle $15,652 of accounts payable, resulting in a $3,902 gain on settlement of debt.

(b)	On February 8, 2010, the Company issued 16,000 shares of common stock at $0.25 per share to settle $8,000 of loans payable, resulting in a $4,000 gain on settlement of debt.

(c)	On September 8, 2010, the Company issued 20,000 shares of common stock at $0.25 per share for proceeds of $5,000.

(d)	On November 3, 2010, the Company issued 20,000 shares of common stock at $0.25 per share for proceeds of $5,000.

(e)	On December 3, 2010, the Company issued 40,000 shares of common stock at $0.25 per share for proceeds of $10,000.

(f)	As of December 31, 2010, the Company has share subscriptions received of $10,000. Refer to Note 10(a).

9.	Income Taxes

The Company has net operating losses carried forward of $, available to offset taxable income in future years which expires in fiscal 2030.

The Company is subject to Canadian federal and provincial income taxes at a rate of 28.5% (2009 – 30%). The reconciliation of the provision for income taxes at the Canadian federal and provincial statutory rate compared to the Company’s income tax expense as reported is as follows:

	2010 $	2009 $

Income tax recovery at statutory rate	87,537	163,768

Permanent differences	(1,384)
Difference in current and future tax rate	(10,580)	(27,295)
Valuation allowance change	(75,573)	(136,473)

Provision for income taxes	–	–

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

9.	Income Taxes(continued)

The significant components of deferred income tax assets and liabilities as at December 31, 2010 and 2009 are as follows:

	2010 $	2009 $

Net operating losses carried forward	212,046	136,473

Valuation allowance	(212,046)	(136,473)

Net deferred income tax asset	–	–

The Company is in arrears on filing its statutory corporate income tax returns and the amounts presented above are based on estimates. The actual losses available could differ from these estimates.  The Company has uncertain tax positions for which the possible liability for penalties and interest is not currently reliably estimable by management. Management has considered the likelihood and significance of possible penalties associated with its current and intended filing positions and has determined, based on their assessment, that such penalties, if any, would not be expected to be material.

As the Company has incurred losses since inception there would be no known or anticipated exposure to penalties for income tax liability. Inherent uncertainties arise over tax positions taken, or expected to be taken, with respect to transfer pricing, financing charges, fees, related party transactions,tax credits, tax based incentives and stock based transactions. Management has not recognized any tax benefits related to these uncertainties.

10.	Subsequent Events

(a)	In January 2011, the Company signed a lease for office premises and agreed to pay annual basic rent of $12,024 plus taxes up to January 2014.

(b)
Subsequent to year end, the Company received share subscriptions for 1,320,000 shares of common stock that were issued subsequent to the year end totaling $325,000, of which $10,000 was received as at December 31, 2010.

(c)
On March 4, 2011, the Company for proceeds of $25,000 issued a convertible note, which bears interest at 10% per annum, is unsecured, and due on August 4, 2011. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option at $0.10 per share of common stock. In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company recognized the intrinsic value of the embedded beneficial conversion feature of $25,000 as additional paid-in capital and an equivalent discount which will be charged to operations over the term of the convertible note up to its face value of $25,000.

On October 7, 2011, the Company agreed to issue total 250,000 shares of common stock to settle the note.

(d)
On March 4, 2011, the Company issued a convertible note for proceeds of $25,000, which bears interest at 10% per annum, is unsecured, and due on August 4, 2011. The unpaid amount of principal and accrued interest can be converted at any time at the holder’s option at $0.25 per share of common stock. In accordance with ASC 470-20, “Debt with Conversion and Other Options”, the Company determined that the convertible note contained no embedded beneficial conversion feature as the convertible note was issued with a conversion price higher than the fair value of the Company’s shares of common stock at the time of issuance.

On October 7, 2011, the Company agreed to issue total 100,000 shares of common stock to settle the note.

(e)
On October 3, 2011, the Company for total proceeds of $25,500 issued three convertible notes, which is unsecured, and due on demand. The unpaid amount of principal can be converted at any time at the holders’ option at $0.20 per share of common stock.

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

10.	Subsequent Events (continued)

(f)
Pursuant to a settlement agreement dated June 30, 2011, the balance of $43,016 due from a company controlled by the President of the Company was assumed by the President and Vice President of the Company and applied against the officers’ accounts due from the Company.

(g)	On September 11, 2011, the Company signed a Term Sheet with Far East Strategies LLC to close a minimum offering of $200,000 convertible notes and $600,000 in new equity on or before December 1, 2011.

On September 12, 2011, the Company received $200,000 and issued a convertible note with a 90 day term which bears interest at 10% per annum.  The unpaid amount of principal can be converted into common stock at $0.20 per share. This loan is secured by a pledge of 14,400,000 common stock of the Company owned by two directors and officers.

The equity component is being offered at $0.25 per unit upon a definitive merger agreement with a public company.   Each unit consists of a share of common stock and a three year warrant.  Each warrant is exercisable at $0.50 to purchase one additional share of common stock of the Company.

(a)
On November 1, 2011, the Company entered into a management agreement with the President of the Company whereby it is obligated to pay $12,500 per month starting on October 3, 2011 to November 1, 2016. The Company committed to granting the President a five year option to purchase up to 2,000,000 common shares of the Company at an exercise price of $0.25 per share.

The agreement may be terminated by written notice.  Upon termination, the President shall receive a termination fee equal to the sum of:

i.	Buy-out of any outstanding stock options for a price equal to the fair market value of the Company’s shares multiplied by the number of shares under options and less the exercise price; plus

ii.	The greater of:

•	The aggregate remaining fees for the unexpired remainder of the term; or

•	One annual fee plus one month fee for each year served after the November 1, 2011

(b)
On November 1, 2011, the Company entered into a management agreement with the Vice-President of the Company whereby it is obligated to pay $12,500 per month starting on October 3, 2011 to November 1, 2016. The Company committed to granting the Vice-President a five year option to purchase up to 2,000,000 common stock of the Company at an exercise price of $0.25 per share.

The agreement may be terminated by written notice.  Upon termination, the Vice-President shall receive a termination fee equal to the sum of:

iii.	Buy-out of any outstanding stock options for a price equal to the fair market value of the Company’s shares multiplied by the number of shares under options and less the exercise price; plus

iv.	The greater of:

•	The aggregate remaining fees for the unexpired remainder of the term; or

•	One annual fee plus one month fee for each year served after the November 1, 2011

(h)
Subsequent to September 30, 2011, the Company received proceeds of $64,000 and issued convertible notes for f $64,000 which are non-interest bearing, unsecured, and due on demand after the latest of 30 days following termination of an arrangement with a public company without closing or within 10 days of closing an arrangement with a public company or one year.. The unpaid amount can be converted at any time at the holder’s option at $0.25 per share of common stock.

QUEST WATER SOLUTIONS INC.
(A Development Stage Company)
Notes to the Consolidated Financial Statements
Year Ended December 31, 2010
(Expressed in US dollars)

10.	Subsequent Events (continued)

(i)
On December 30, 2011, the Company entered into a share exchange agreement with RPM Dental, Inc, an entity listed on the U.S. OTC Bulletin Board. “RPM” whereby RPM will acquire not less than 70% of the issued and outstanding shares of common stock of the Company.  RPM will issue one common share of RPM for each ten common shares of the Company. RPM will issue a total of two shares of Series A Preferred Stock of RPM to the two principal shareholders of the Company.  Each Series A Preferred Stock of RPM entitles the holder to have approximately 35% of the voting power of RPM.  . The transaction will be accounted for as a reverse takeover effected by a share exchange, wherein the Company is considered the acquirer for accounting and financial reporting purposes. Immediately prior to the transaction, RPM will spin out its subsidiary, RPM Dental Systems, LLC, a limited liability company, formed in Kentucky, and a wholly owned subsidiary of RPM to its sole officer and director in exchange for 4,000,000 shares of RPM held by him which will then be returned to treasury and cancelled. In addition, the Company will issue 1,127,500 shares of common stock pursuant to the conversion of $225,500 of the convertible notes described in Notes 4(d) and 8(a).. Immediately following the transaction, RPM as the new legal parent and listed entity will complete a private placement of 120,000 units at $5.00 per unit for proceeds of $600,000. Each unit will consist of one share of common stock and one share purchase warrant exercisable at $10.00 per share expiring three years from the date of issuance. RPM then intends to effect a 1 for 20 forward split of its common stock.

Also See Note 2 (a) and 5